                                                                    Exhibit 4.30

PREPARED BY, RECORDING REQUESTED
BY AND WHEN RECORDED RETURN TO

PAUL, HASTINGS, JANOFSKY
 & WALKER LLP
555 South Flower Street, 23rd Floor
Los Angeles, California  90071-2371
Attention:  Derek Roth, Esq.
________________________________________________________________________________
                                                      [Space Above for Recorder]

                      MEMORANDUM OF INTERCREDITOR AGREEMENT

                  THIS MEMORANDUM OF INTERCREDITOR AGREEMENT (this "Memorandum"), is made as of the 12th day of July, 2002, by and among FOOTHILL CAPITAL CORPORATION ("Foothill"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION ("Trustee"), JACOBS ENTERTAINMENT, INC., formerly known as Gameco, a Delaware corporation ("Entertainment"), BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation ("Black Hawk"), BLACK HAWK/JACOBS ENTERTAINMENT, LLC, a Colorado limited liability corporation ("Black Hawk/Jacobs") and GILPIN HOTEL VENTURE, a Colorado joint venture partnership ("Gilpin"), (Entertainment, Black Hawk, Black Hawk/Jacobs and Gilpin, collectively in such capacities and together with any successors in such capacities, "Borrower"), with reference to the following facts:

                  A. Entertainment has issued certain senior secured notes (the "Notes") pursuant to that certain Indenture dated as of February 8, 2002 (the "Indenture"), among Borrower, Trustee and certain other parties. Borrower's obligations under the Notes and certain other obligations are secured by, among other things, liens on and security interests in all of the now existing and hereafter acquired real and personal property of the Borrower, including, without limitation, the real property interests more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Property").

                  B. Concurrently herewith, Foothill is making a loan to Borrower (the "Foothill Loan") in the original principal amount of $10,000,000, which loan is secured, in part, by the Property.

                  C. In connection with the Foothill Loan, in order to address the priority of certain liens and other rights and obligations of Foothill and Trustee, Foothill and Trustee have entered into that certain Intercreditor Agreement dated as of even date herewith (the "Intercreditor Agreement"), the terms of which are incorporated into this Memorandum in their entirety by this reference.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby execute this Memorandum.

                  1. Successors and Assigns. This Memorandum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  2. Interpretation. This Memorandum is prepared for recordation and the notice thereby imparted, and does not in any way modify the Intercreditor Agreement. In the event of any conflict between the provisions of this Memorandum and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. The recitals set forth above are incorporated into this Memorandum by this reference.

                  3. Counterparts. This Memorandum may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto hereby execute this Memorandum as of the date first written above.

                                 FOOTHILL:

                                 FOOTHILL CAPITAL CORPORATION

                                 By: /s/ Stephen Schwartz
                                    ---------------------------
                                 Name: Stephen Schwartz
                                      ---------------------------
                                 Title: S.V.P.
                                       --------------------------

                                 TRUSTEE:

                                 WELLS FARGO BANK MINNESOTA, NATIONAL
                                 ASSOCIATION

                                 By: /s/ Robert L. Reynolds
                                    ------------------------------
                                 Name: Robert L. Reynolds
                                      -----------------------------
                                 Title: Vice President
                                       ------------------------------


                                 BORROWER:

                                 JACOBS ENTERTAINMENT, INC.,
                                 a Delaware corporation

                                 By: /s/ Stephen R. Roark
                                    --------------------------
                                 Name: Stephen R. Roark
                                      --------------------------
                                 Title: Chief Financial Officer and
                                        President of Gaming Operations.

                                 BLACK HAWK GAMING & DEVELOPMENT
                                 COMPANY, INC., a Colorado corporation

                                 By: /s/ Stephen R. Roark
                                    -------------------------
                                    Stephen R. Roark,
                                    President


                                 GILPIN HOTEL VENTURE, a Colorado joint venture partnership

                                 By:  BLACK HAWK GAMING & DEVELOPMENT
                                      COMPANY, INC., a Colorado corporation,
                                      Its Joint Venture Partner

                                      By: /s/ Stephen R. Roark
                                         ------------------------
                                         Stephen R. Roark,
                                         President

                                 By:  GILPIN VENTURES, INC.,
                                      a Colorado corporation
                                      Its Joint Venture Partner

                                      By: /s/ Stephen R. Roark
                                         ------------------------
                                         Stephen R. Roark,
                                         President

                                 BLACK HAWK/JACOBS ENTERTAINMENT, LLC, a
                                 Colorado limited liability company

                                 By:  BLACK HAWK GAMING & DEVELOPMENT
                                      COMPANY, INC., a Colorado corporation,
                                      Its Manager

                                      By: /s/ Stephen R. Roark
                                         ------------------------
                                         Stephen R. Roark,
                                         President

State of California           )
                              ) ss.
City & County of Los Angeles  )

                  The foregoing instrument was acknowledged before me this 12th
day of July, 2002 by Stephen Schwartz as                 of Foothill Capital
Corporation.

                  Witness my hand and official seal.

                  My commission expires: April 22, 2005


                                                   /s/ Karla Sophia Gorgij
          __________[SEAL]                    ----------------------------------
                                                         Notary Public

State of Connecticut       )
                           ) ss.
City & County of Middlesex )

                  The foregoing instrument was acknowledged before me this 12th day of July, 2002 by Robert L. Reynolds as Vice President of Wells Fargo Bank Minnesota, National Association.

                  Witness my hand and official seal.

                  My commission expires: February 28, 2007


                                                   /s/ William Kotkosky
          __________[SEAL]                    ----------------------------------
                                                        Notary Public

State of Colorado        )
                         ) ss.
City & County of Denver  )

                  The foregoing instrument was acknowledged before me this 12th day of July, 2002 by Stephen R. Roark as Chief Financial Officer and President of Gaming Operations of Jacobs Entertainment, Inc., a Delaware corporation.

                  Witness my hand and official seal.

                  My commission expires: 1/11/2005


                                                    /s/ Vicki L. Jaynes
          __________[SEAL]                    ----------------------------------
                                                        Notary Public

State of Colorado        )
                         ) ss.
City & County of Denver  )

                  The foregoing instrument was acknowledged before me this 12th day of July, 2002 by Stephen R. Roark as President of Black Hawk Gaming & Development Company, Inc., a Colorado corporation.

                  Witness my hand and official seal.

                  My commission expires: 1/11/2005


                                                    /s/ Vicki L. Jaynes
          __________[SEAL]                    ----------------------------------
                                                        Notary Public

State of Colorado        )
                         ) ss.
City & County of Denver  )

                  The foregoing instrument was acknowledged before me this 12th day of July, 2002 by Stephen R. Roark as President of Black Hawk Gaming & Development Company, Inc., a Colorado corporation, and as President of Gilpin Ventures, Inc., a Colorado corporation, the joint venture partners of Gilpin Hotel Venture, a Colorado joint venture partnership.

                  Witness my hand and official seal.

                  My commission expires: 1/11/2005


                                                    /s/ Vicki L. Jaynes
          __________[SEAL]                    ----------------------------------
                                                        Notary Public

State of Colorado        )
                         ) ss.
City & County of Denver  )

                  The foregoing instrument was acknowledged before me this 12th day of July, 2002 by Stephen R. Roark as President of Black Hawk Gaming & Development Company, Inc., a Colorado corporation, the Manager of Black Hawk/Jacobs Entertainment LLC, a Colorado limited liability company.

                  Witness my hand and official seal.

                  My commission expires: 1/11/2005


                                                    /s/ Vicki L. Jaynes
          __________[SEAL]                    ----------------------------------
                                                        Notary Public